ARTICLES OF INCORPORATION

                                       OF

                        CITADEL INVESTMENT SYSTEMS, INC.


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Incorporator being a natural person of the age of eighteen years of age or older and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation:

                                    ARTICLE I
                                      NAME
                                      ----

     The  name  of  the  Corporation  is  CITADEL  INVESTMENT  SYSTEMS,  INC.

                                   ARTICLE II
                               PERIOD OF DURATION
                               ------------------

     This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of Colorado unless and until dissolved according to the laws of the State of Colorado.

                                   ARTICLE III
                                    PURPOSES
                                    --------

     Section  1.  Specific  Purposes
                  ------------------

          A. To engage in the business of developing computer based real estate investment programs in digital form.

          B. To provide management services to corporations utilizing real estate computer programs.

     Section  2.  General  Purposes
                  -----------------

     A. To own, operate and maintain such real or personal property as may be necessary to conduct such business and to do all of the things in connection with the real or personal property which might be done by an individual.

          B. To hire and employ agents and employees, and to enter into agreements of employment and collective bargaining agreements for the purpose of advancement and performance of the purpose of this Corporation.

          C. To carry on any other business, whether or not related to the foregoing, including the transaction of all lawful business for which corporations may be organized pursuant to the Colorado corporation Act, to have and exercise all powers, privileges and immunities now or hereafter conferred upon or permitted to corporations by the laws of the State of Colorado, and to do any and all things herein set forth to the same extent as natural persons could do insofar as permitted by the laws of the State of Colorado.

          D. To do those things that are authorized and permitted by Colorado Corporations Code.

          E. To do all things authorized by law or incidental thereto.

                                   ARTICLE IV
                                     POWERS
                                     ------


     The powers of the Corporation shall be those powers granted by Article Two of the Colorado Corporate Code under which this Corporation is formed. In addition, the Corporation shall have the following specific powers:

     Section  1.  Officers.  The  Corporation  shall  have the power to elect or
                  ---------
appoint  officers  and  agents of the Corporation and to fix their compensation.

     Section  2.  Capacity.  The  Corporation  shall have the power to act as an
                  --------
agent for any individual, association, partnership, corporation or other legal entity, and to act as general partner for any limited partnership.

     Section 3.  Acquisitions.  The Corporation shall have the power to receive,
                 ------------
acquire, hold, exercise rights arising our of ownership or possession thereof, sell, or otherwise, dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations or governments.

     Section  4.  Earned  Surplus.  The  Corporation  shall  have  the  power to
                  ---------------
receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the Corporation, but such share may only be purchased, directly or indirectly, out of earned surplus.

     Section  5.  Gifts.  The  Corporation shall have the power to make gifts or
                  -----
contributions for the public welfare or for charitable, scientific or educational purposes.

                                    ARTICLE V
                                CAPITAL STRUCTURE
                                -----------------

     Section  1.  Authorized  Capital.  The  aggregate  number of shares and the
                  -------------------
amount of the total authorized capital of said Corporation shall consist of 50,000,000 shares of common stock, no par value per share, and 5,000,000 shares of non-voting preferred stock, no par value per share.

     Section  2.  Share  Status.  All common shares will be equal to each other,
                  --------------
and when issued, shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. Preferred shares shall have such preferences as the Directions may assign them prior to issuance. Each holder of a common share of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

     Section  3.  Consideration for Shares.  The common stock of the Corporation
                  -------------------------
shall be issued for such consideration as shall be fixed from time to time by the Board of Director. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be nonassessable.

     Section 4.  Pre-Emptive Rights.  Except as may otherwise be provided by the
                 ------------------
Board of Directors, holders of shares of stock of the Corporation shall have no pre-emptive right to purchase, subscribe for or otherwise acquire shares of stock of the Corporation, rights, warrants or options to purchase stocks or securities of any kind convertible into stock of the Corporation.

     Section  5.  Dividends.  Dividends  in  cash,  property  or  shares  of the
                  ---------
Corporation may be paid, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

     Section 6.  Distribution in Liquidation.  Upon any liquidation, dissolution
                 ---------------------------
or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the common stock, subject to preferences, if any, granted to holders of the preferred shares. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation from stated capital of the Corporation, in cash or property, without the vote of the shareholders, in the manner permitted and upon compliance with limitations imposed by law.

                                   ARTICLE VI
                             VOTING BY SHAREHOLDERS
                             ----------------------

     Section  1.  Voting  Rights;  Cumulative Voting.  Each outstanding share of
                  -----------------------------------
common stock is entitled to one vote and each fractional share of common stock is entitled to a corresponding fractional vote on each matter submitted to a vote of the shareholders. Cumulative voting shall not be allowed in the election of Directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he has a right to vote. Preferred shares have no voting rights unless granted by amendment to this Article of Incorporation.

     Section 2.  Majority Vote.  When, with respect to any action to be taken by
                 --------------
the Shareholders of the Corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, any and every such action shall be taken, notwithstanding such requirements of the Colorado Corporations Code, by the vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon, or of any class or series.

                                   ARTICLE VII
          REGISTERED AND INITIAL PRINCIPAL OFFICE AND REGISTERED AGENT
          ------------------------------------------------------------

     The registered office and initial principal office of the Corporation is located at 1291 South Lincoln Street, Denver, Colorado 80210, and the name of the registered agent of the Corporation at such address is Edward H. Hawkins.

                                  ARTICLE VIII
                                  INCORPORATOR
                                  ------------

     The name and address of the Incorporator is Edward H. Hawkins, 1291 South Lincoln Street, Denver, Colorado 80210.

                                   ARTICLE IX
                               BOARD OF DIRECTORS
                               ------------------

     Section 1. The corporate powers shall be exercised by a majority of the Board of Directors. The number of individuals to serve on the Board of Directors shall be set forth in the Bylaws of the Corporation; provided, however, that the initial Board of Directors shall consist of one person below-named to manage the affairs of the Corporation until such time as he resigns or his successor is elected by a majority vote of the Shareholders:


     Name  of  Director                    Address
     ------------------                    -------
     Edward  H.  Hawkins                    1291  South  Lincoln  Street,
     Denver,  Colorado  80210

     Section 2. If in the interval between the annual meetings of shareholders of the Corporation, the Board of Directors of the Corporation deems it desirable that the number of Directors be increased, additional Directors may be elected by a unanimous vote of the Board of Directors of the Corporation then in office, or as otherwise set forth in the Bylaws of the Corporation.

     Section 3. The number of Directors comprising the whole Board of Directors may be increased or decreased from time to time within such foregoing limit as set forth in the Bylaws of the Corporation.

                                    ARTICLE X
                        POWERS OF THE BOARD OF DIRECTORS
                        --------------------------------

     In furtherance and not in limitation of the powers conferred by the State of Colorado, the Board of Directors is expressly authorized and empowered:

     Section  1.  Bylaws.  To  make, alter, amend and repeal the Bylaws, subject
                  -------
to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors.

     Section  2.  Books  and  Records.  Subject  to applicable provisions of the
                  --------------------
Bylaws then in effect, to determined, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to shareholder inspection. No shareholder shall any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by the resolution of the Board of Directors or of the shareholders of the Corporation.

     Section  3.  Power  to Borrow.  To authorize and issue, without shareholder
                  ----------------
consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge, or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property.

     Section  4.  Dividends.  To determine whether any and, if so, what part, of
                  ----------
the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus.

     Section  5.  Profits.  To fix, from time to time, the amount of the profits
                  --------
of the Corporation to be reserved as working capital or for any other lawful purposes.

     Section  6.  Employee's  Plans.  From time to time to provide and carry out
                  ------------------
and to recall, abolish, revise, amend, alter, or change a plan or plans for the participation by all or any of the employees, including Directors and Officers of this Corporation or of any corporation in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of this Corporation's business, in the profits of this Corporation or of any branch of division thereof, as a part of this Corporation's legitimate expenses, and for the furnishing to such employees and persons, or any of them , at this Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability, or unemployment, education, housing social services, recreation, or other similar aid for their relief or general welfare, in such manner and upon such terms and condition as may be determined by the Board of Directors.

     Section  7.  Warrants  and  Options.  The  Corporation,  by  resolution  or
                  ----------------------
resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares of any other securities of the Corporation, warrants, rights, or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes of any other securities of the Corporation, such warrants, rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration), and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of such warrant, right or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creations and issue of such warrants, rights or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

     Section  8.  Compensation.  To  provide  for the reasonable compensation of
                  -------------
its own members, and to ix the terms and conditions upon which such compensation will be paid.

     Section  9.  Not  in  Limitation.  In  addition to the powers and authority
                  --------------------
hereinabove, or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Colorado, of these Articles of Incorporation and of the Bylaws of the Corporation.

                                   ARTICLE XI
                 RIGHT OF DIRECTORS OF CONTRACT WITH CORPORATION
                 -----------------------------------------------

     No contract or other transactions between this Corporation and one or more of its Directors or any other corporation, firm, association, or entity in which one or more of its Directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purposes if:

     A. The fact of such relationship of interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes of consents of such interested Directors; or

     B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or


C.     The  contact  or  transaction  is fair and reasonable to the Corporation.

                                   ARTICLE XII
                              CORPORATE OPPORTUNITY
                              ---------------------

     The officers, Directors and other members of management of the Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, Directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, Director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, Directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, Director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, Director, or other member of management) from any duties, which he may have to this Corporation.

                                  ARTICLE XIII
                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
                -------------------------------------------------

     The  Board  of  Directors  of  the  Corporation  shall  have  the power to:

     A. Indemnify any person who was or is a party of is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonable believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any such action, suit or proceeding by judgment, order, settlement or conviction or upon a plea or nolo
                                                                            ----
contendereor  its  equivalent  shall not of itself create a presumption that the
 ---------
person did not act in good faith and in a manner which he reasonably believed to
 -
be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

     B. Indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust of other enterprises against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in the respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     C. Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph A or B of this Article of in defense of any claim, issue or matter therein, against expenses (including attorney's fees) actually and reasonable incurred by him in connection therewith.

     D. Authorize indemnification under Subparagraph A or B of this Article (unless ordered by a court) in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subparagraph A or B. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suite or proceeding, or is such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suite or proceeding as authorized in Subparagraph D of this Article upon receipt of any undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.

     The indemnification provided by the Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

                                   ARTICLE XIV
                                 RIGHT TO AMEND
                                 --------------

     The right is expressly reserved to amend, alter, change or repeal any provision or provisions contained in these Articles of Incorporation or any Article herein by a majority vote of the members of the Board of Directors, and a majority vote of the shareholders of the Corporation.

     IN  WITNESS WHEREOF, the undersigned has set his hand and seal the 13th day
                                                                        ----
of  July,  1995.
    ----



/s/  Edward  H.  Hawkins
------------------------
Edward  H.  Hawkins,  Incorporator

                                CONSENT OF AGENT

     The undersigned hereby consents to the appointment as agent for the above named Corporation under the Section 105 of the Colorado Business Corporation Act, until such times as he resigns such position.



/s/  Edward  H.  Hawkins
------------------------
Edward  H.  Hawkins,  Agent
1291  So.  Lincoln  St.
Denver,  CO  80210